Exhibit 99.6
CONSENT OF PIPER SANDLER & CO.
We hereby consent to the inclusion of our opinion letter to the Board of Directors of United Security Bancshares (the “Company”) as Appendix D to the Joint Proxy Statement/Prospectus relating to the proposed merger of Community West Bancshares with the Company contained in Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Joint Proxy Statement/Prospectus and Amendment No 1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and Amendment No 1 to the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Piper Sandler & Co
Piper Sandler & Co.
San Francisco, California
February 20, 2026